UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      February 18, 2004

Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26015 (Commission File Number)	95-4627253 (I.R.S. Employer Identification No.)

5901 De Soto Avenue, Woodland Hills, California (Address of principal executive offices)	91367 (Zip Code)

(818) 668-2100 (Registrant's telephone number, including area code)

Item 7.	Financial Statements and Exhibits

	(a)	Not Applicable.

	(b)	Not Applicable.

	(c)	Exhibits:

		99.1	Slide presentation dated February 18, 2004 (furnished pursuant to Item 12 of Form 8-K).

		99.2	Reconciliation of EBITDA to net loss for 2001, 2002 and 2003 (furnished pursuant to Item 12 of Form 8-K).

Item 12.     Results of Operations and Financial Condition

The slide presentation attached hereto as Exhibit 99.1 was presented at the Roth Capital Partners 16th Annual Growth Stock Conference on Wednesday, February 18, 2004. The attached slide presentation contains disclosure of earnings before interest, taxes, depreciation and amortization (EBITDA), which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). Exhibit 99.2 to this report contains a tabular reconciliation of EBITDA to Net Loss, the GAAP financial measure most directly comparable to EBITDA, and this report is also available through our website at www.youbet.com. EBITDA is not determined in accordance with generally accepted accounting principles, is not indicative of cash provided by or used in operating activities and should not be considered in isolation, as an alternative to, or more meaningful than measures determined in accordance with generally accepted accounting principles. We believe EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our fixed obligations and our ability to fund continued growth with internally generated funds. EBITDA also is considered by many financial analysts to be a meaningful indicator of an entity's ability to meet its future financial obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.

Date: February 18, 2004	By:	/s/ Charles Champion
Charles Champion President and Chief Executive Officer